Exhibit A

                           RESOLUTIONS OF THE
                           BOARD OF DIRECTORS
                                   OF
                      BALDWIN LIFE INSURANCE COMPANY
                               (NEW YORK)

The following resolutions were adopted by the Board of Directors of Baldwin Life Insurance Company on June 8, 1988:

BE IT RESOLVED, that the Board of Directors of Baldwin Life Insurance Company ("Company"), pursuant to the provisions of Section 4240 of the New York Insurance Law (the "Insurance Law"), hereby establishes a separate account designated the "Baldwin Variable Annuity Account" (hereinafter the "Variable Annuity Account") for the following uses and purposes, and subject to such conditions as hereinafter set forth; be it

FURTHER RESOLVED, that the Variable Annuity Account is established for the purpose of providing for the issuance by the Company of variable annuity contracts ("Contracts") the form of which shall be kept on file with the Secretary of the Company, and shall constitute a separate account into which are allocated
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amounts paid to or held by the Company under such Contracts; be it

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Variable Annuity Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; be it

FURTHER RESOLVED, that that portion of the assets of the Variable Annuity Account equal to the reserves and other contract liabilities with respect to the Variable Annuity Account shall not be chargeable with liabilities arising out of any other business the Company may conduct; be it

FURTHER RESOLVED, that the Variable Annuity Account shall be divided into Investment Subaccounts, each of which shall invest in the shares of an investment company subject to or registered under the Investment Company Act of 1940, the investment of which comply with the restrictions and limitations on investments set forth in Section 4240 (b) of the Insurance Law, and net premiums under the Contracts shall be allocated to the eligible portfolios set forth in the Contracts in accordance with instructions received from Owners of the Contracts; be it

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FURTHER RESOLVED, that the Board of Directors expressly reserves the right to add, combine, or remove any Investment Subaccount of the Variable Annuity Account as it may hereafter deem necessary or appropriate; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized during the initial stages of the Variable Annuity Account to allocate and contribute to the Variable Annuity Account, for a limited period and without the purpose of funding annuities, funds which the Company might otherwise invest, in accordance with the Insurance Law for the purpose of commencing the Variable Annuity Account's operation and/or to meet any minimum capital requirements of the Investment Company Act of 1940; provided, however, that the aggregate amount net of withdrawals shall not exceed the least of (x) $500,000; (y) one percent of the Company's admitted assets as of December 31 next preceding; or (z) five percent of the Company's surplus to policyholders as of the date of contribution; be it
FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and the Variable

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Annuity Account as deemed necessary or appropriate and consistent with the terms of the Contracts; provided, however, there shall at all times be maintained in the Variable Annuity Account assets with a value at least equal to the reserves and other contract liabilities with respect to the Variable Annuity Account; be it

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Variable Annuity Account hereafter to such other designation as it may deem necessary or appropriate; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Variable Annuity Account as a unit investment trust under the Investment Company Act of 1940; (b) register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary or appropriate in connection with the offer and sale of said Contracts and the operation of the Variable Annuity Account in order to comply with the

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Securities Act of 1933, the Securities Exchange Act of 1934, the Investment
Company Act of 1940, and all other applicable federal, state or local laws, and the rules and regulations promulgated thereunder, including the filing of any amendments or supplements to registration statements, any undertakings and any applications for exemptions from the Investment
Company Act of 1940 or other applicable federal laws or local laws as the said officers of the Company shall deem necessary or appropriate; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission, on behalf of Variable Annuity Account, a Notification of Registration under the Investment Company Act of 1940, and any and all amendments or supplements to the foregoing on behalf of the Variable Annuity Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer, the principal financial officer, the principal accounting officer and/or any other officer of the Company; be it

FURTHER RESOLVED, that William J. Olvany, Jr., President of the Company, be and hereby is, duly appointed as agent for the service of process in connection with any registration statement

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to be filed with the Securities and Exchange Commission; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized on behalf of the Variable Annuity Account and on behalf of the Company to take any and all action that any of them may deem necessary or appropriate in connection with the offer and sale of the Contracts, including the preparation and filing of any registrations or qualifications, whether in respect of the Company, its officers, agents and employees, or of the Contracts, under the insurance and securities laws of any of the states of the United States of America and all other necessary or appropriate jurisdictions, and in connection therewith to prepare, execute, deliver and file all applications, reports, undertakings, resolutions, consents to service of process, and other documents and instruments as may be necessary or appropriate under laws of any such jurisdiction and to take any and all other actions which the said officers or legal counsel of the Company may deem necessary or appropriate (including entering into whatever agreements and contracts may be necessary) in order to establish or maintain such registrations or qualifications or exemptions therefrom; be it

FURTHER RESOLVED, that the attached uniform form of corporate resolution regarding the offering of the sale of securities in

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various states be, and it hereby is, adopted with respect to the offering and sale of the Contracts in such states or other jurisdictions as may be deemed necessary or appropriate; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized on behalf of the Company to execute and file irrevocable written consents in connection with the Variable Annuity Account to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Company for the purpose of receiving and accepting process; be it

FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing pass through voting rights for Owners of the Contracts with respect to voting securities owned by the Variable Annuity Account; be it
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FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute such agreement or agreements in such form and with such terms as they or any of them may deem necessary or appropriate (i) with CNL, Inc. ("CNL") or any other qualified entity pursuant to which CNL or such other entity will be appointed to act as principal underwriter and distributor of the Contracts and (ii) with one or more qualified banks or other qualified entities pursuant to which any such bank or other qualified entity will be appointed to provide administrative and/or custodial services in connection with the establishment and maintenance of the Variable Annuity Account and the design, issuance and administration of the Contracts; be it

FURTHER RESOLVED, that, because it is expected that the Variable Annuity Account will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute whatever agreement or agreements on behalf of the Company with any such investment company or any holder or agent for the holder of any securities thereof as may be necessary or appropriate to enable such investments to be made; be it

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FURTHER RESOLVED, that the President or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute and deliver such agreements and other documents and do all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof; be it

FURTHER RESOLVED, that the Company shall, and it hereby does, adopt and establish the following Standards of Suitability with regard to the
Contracts:

1. Unless the Company has reasonable grounds to believe the purchase of a variable annuity contract is suitable for the applicant on the basis of information concerning the applicant's insurance and investment objectives, financial situations and needs, and any other information known to the Company or the agent making the recommendation;

        a. no recommendation shall be made to an applicant to purchase such Contract and
        b.  no such Contract shall be issued.

2. The Company will make it clear to the applicant that, depending on the investment performance of the Investment Subaccounts in which he elects to have his premium

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invested, the cash value of his Contract may increase or decrease.

3. Each applicant will be provided with a current prospectus on the Contract and the Subaccounts available for investment.

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                  I   N   T   R   A   M   E   R   I   C   A

                     Intramerica Life Insurance Company
                 9 Ramland Road, Orangeburg, New York  10962



                        FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY


                Right to Make Additional Premium Payments
                    Subject to Certain Conditions.
            We Will Pay an Annuity Subject to the Provisions of this Contract Beginning on the Maturity Date.
             The Accumulated Value May Increase or Decrease in Accordance With the Experience of the Selected Subaccounts.
            Death Benefits Are Provided Under This Contract
                     Prior to the Maturity Date.
            Annuity Benefits Are Not Guaranteed as to Dollar
                  Amount Prior to the Maturity Date.
                Annuity Income Options Are Available.
                         Nonparticipating.


Thirty-Day Right to Examine Contract - You may return this Contract to Us for any reason within thirty days of the date You receive it. Upon receipt of the Contract, We will return the premium plus or minus any investment experience on amounts allocated to the subaccounts and interest earned on amounts allocated to the General Account, determined on the Valuation Date You return the Contract to Us. The Contract will be void as of the Contract Date.


Signed for the Company in Orangeburg, New York, on the Contract Date.


    Alexis M. Berg                     Richard G. Petitt
       Secretary                           President



This is a Legal Contract Between You and Us.  Please Read Your Contract
Carefully.


S1802

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                                 Page 2


                         CONTRACT SPECIFICATIONS



FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY



INITIAL PREMIUM



SEPARATE ACCOUNT - INTRAMERICA VARIABLE ANNUITY ACCOUNT




ALLOCATION OF NET PREMIUM

SCUDDER GROWTH AND INCOME             SCUDDER MONEY MARKET

SCUDDER BALANCED                      SCUDDER BOND

SCUDDER INTERNATIONAL                 SCUDDER CAPITAL GROWTH

SCUDDER GLOBAL DISCOVERY

GENERAL ACCOUNT 1 YEAR                GENERAL ACCOUNT 3 YEAR











CONTRACT DATE                    ANNUITANT

CONTRACT NUMBER                  AGE AT ISSUE

PREMIUM                          SEX

MATURITY DATE                    OWNER


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                            TABLE OF CONTENTS


                                              Page
Summary                                         5
Definitions                                    6-7
Premiums                                        7
The Variable Annuity Account                   8-9
The General Account                             9
Accumulated Value                              9-10
Annuity Benefit                                 11
Charges                                         12
General Provisions                             12-14
Ownership                                       14
Beneficiary Provisions                          14
Payments on Death                               15
Annuity Income Options                         16-19
Basis of Calculations                           20
Individual Retirement Provision                21-22
Qualified Plan Provision                        22



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                               INDEX

                                                 Page
Accounting Procedures                             20
Allocation of Net Premium(s)                       7
Annuitant                                         11
Annuity Change Option                             11
Annuity Income Option Conditions                  16
Annuity Payments                                  11
Assignment                                        13
Beneficiary Designation                           14
Change in Subaccounts                              8
Change of Beneficiary                             14
Change of Investment Policy                        8
Change of Owner                                   14
Changes to the Contract                           12
Conformity With Laws                              14
Contract Administration Charge                    12
Contract Date                                     13
Contract, The                                     12
Death of Annuitant                                15
Death of Owner                                    15
Declaration of Rates and Periods                   9
Effective Date                                    12
Full Surrender                                     9
How Accumulated Value is Calculated               20
Interest                                           9
Joint Ownership                                   14
Limitations on Additional Premium(s)               7
Maturity Date                                     11
Misstatements                                     13
Mortality and Expense Risk Charge                 12
Non-Individual Ownership                          14
Partial Surrender                                 10
Premium Tax                                       12
Proof of Death                                    15
Protection of Death Benefit                       15
Records Maintenance Charge                        12
Reports to Owner                                  14
Right to Defer Payment                            13
Rights Reserved by the Company                     8
Simultaneous Death of Owner and Annuitant         15
Subaccounts                                        8
Taxes                                             12
Transfers                                         10
Variable Annuity Account                           8

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                                  SUMMARY

This Contract is a flexible premium variable deferred annuity. It provides a Death Benefit to the Owner if the Annuitant dies prior to the Maturity Date. It also provides an Annuity Benefit to the Owner if the Annuitant is living on the Maturity Date. The initial premium for this Contract is shown on Page 2. At any time before the Maturity Date and while the Annuitant is alive, the Owner may make additional premium payments subject to the limitations described on Page 7 of this Contract.

The Accumulated Value of this Contract will vary according to how the Owner allocates the Net Premium(s). Allocations may be made to the General Account and/or to one or more of the subaccounts of the Variable Annuity Account. Each Subaccount invests its assets in one of a series of registered investment company funds. If amounts are allocated to the General Account, the minimum rate of accumulation will be fixed and guaranteed. If amounts are allocated to one or more of the subaccounts, the amount of the Accumulated Value will not be guaranteed and will vary with the investment performance of the subaccount(s) selected.

The Owner may make a partial surrender of this Contract at any time prior to the Maturity Date. Any such surrender will cause the Annuity Benefit to be reduced.

If the Owner dies prior to both the Maturity Date and the Annuitant's death and that Owner is not the Annuitant, the Contract may be continued for a period no longer than five years following the date of the Owner's death.

This is a brief description of the provisions of this Contract. They are fully described on the remaining pages.

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                              DEFINITIONS

ACCUMULATED VALUE        is the total of the value of the amounts in any
                         subaccount and/or the General Account for this Contract as of any Valuation Date prior to the Maturity Date.

AGE means the age of the Annuitant on the birthday nearest to the Contract Anniversary.

ANNUITANT                is the person whose life is used to determine the
                         duration and amount of any annuity payments and is shown on Page 2.

ANNUITY BENEFIT          is a series of payments to be made under any
                         Annuity Income Option scheduled to begin on the Maturity Date.

ANNUITY INCOME OPTION    is any method of receiving annuity payments as
                         described on Page 16.

BENEFICIARY              is the person named in the application or by later
                         designation to receive any benefits under this Contract if the Owner dies before the Annuitant and there is no Joint Owner with a right of survivorship.

COMPANY, WE, US          is Intramerica Life Insurance Company.

CONTRACT YEAR,           shall be measured from the Contract Date shown on
MONTH,                   Page 2.
ANNIVERSARY

DEATH BENEFIT            is the amount We will pay to the Owner if the
                         Annuitant dies before the Maturity Date. It will be equal to the greater of the premiums(s) paid less any partial surrenders, or the Accumulated
                         Value calculated on the date We receive proof of death.

DECLARATION PERIOD       is a stated period of time, not less than one year
                         or more than five years, during which a declared interest rate of not less than 3.5% may be in effect on amounts in the General Account.

GENERAL ACCOUNT          is the General Account of Intramerica Life
                         Insurance Company which provides a minimum rate of accumulation that will be fixed and guaranteed.

JOINT ANNUITANT          any person whose life is used, in addition to that
                         of the Annuitant, to determine annuity payments.

MATURITY DATE            is the date the Annuity Benefit is scheduled to
                         begin if the Annuitant is living.

NET PREMIUM              is equal to the premium less premium taxes, if
                         any.

NONPARTICIPATING         means this Contract does not share in the profits
                         or surplus of the Company, and no dividends are payable.

OWNER, JOINT             is the person who owns and has all rights under
OWNER, YOU               this Contract and is the person scheduled to
                         receive the Annuity Benefit. Joint Ownership will be presumed to be as joint tenants with right of survivorship unless otherwise stated.

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                             DEFINITIONS (Continued)


VALUATION DATE           is each day on which valuation of the
                         subaccount(s) is required by applicable law and currently includes each day the New York Stock
                         Exchange is open for trading.

VALUATION PERIOD         is the period that starts at the close of a
                         Valuation Date and ends at the close of the next succeeding Valuation Date.

VARIABLE ANNUITY         is the separate account of Intramerica Life
ACCOUNT                  Insurance Company as shown on Page 2.



WRITTEN NOTICE           is notice in writing to Us at our Home Office, the
                         address for which is 9 Ramland Road, Orangeburg, New York 10962.


                                     PREMIUMS

ALLOCATION OF NET PREMIUM(S)

The Owner determines the allocation of the Net Premium(s) to the General Account and/or one or more of the subaccounts of the Variable Annuity Account. All allocations must be in whole percentages which add up to 100%.

The Accumulated Value will vary with the investment performance of each subaccount to which the Owner allocates Net Premium(s). Net Premium(s) that are allocated to the General Account, the minimum rate of accumulation will be fixed and guaranteed. We may, at our sole discretion, credit a higher rate to such amounts. We reserve the right to reject any allocation of amounts which would cause the value in the General Account to exceed $250,000.

LIMITATIONS ON ADDITIONAL PREMIUM(S)

While the Annuitant is living, the Owner may make additional premium payments at any time and in any amount prior to the Maturity Date. Additional premiums will be allocated in the same manner as the most recent allocation unless We receive other instructions from the Owner.

We reserve the right to:

  a) reject any premium payment which would cause the total premiums paid to exceed $1,000,000;

  b)  limit the minimum amount of each premium payment to $1,000; and

  c)  limit the frequency of premium payments to four times per Contract
Year.

Annuity accumulations and distributions are taxed differently under federal tax law based upon whether the funds are qualified or nonqualified and, in some cases, when funds were first contributed to an annuity contract and by whom they were contributed. These various tax types impose significantly different tax-reporting responsibilities on Us. We reserve the right to and will reject any additional premiums that are not of the same tax type as the initial premium.

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                      THE VARIABLE ANNUITY ACCOUNT


VARIABLE ANNUITY ACCOUNT

The Variable Annuity Account is a separate investment account established by Us in accordance with New York law. Although the assets of this account are owned by Us and will be used to provide values and benefits under this annuity, these assets are held separately from our other assets and are not part of our general account. That portion of the assets of the Variable Annuity Account equal to the reserves and other Contract liabilities will not be charged with the liabilities arising out of any other business that We may conduct. We have the right to transfer to our general account any assets of the Variable Annuity Account that are in excess of such reserves and other liabilities.

SUBACCOUNTS

The Variable Annuity Account consists of subaccounts, each of which invests in shares of a designated registered investment company fund. The income, if any, and gains and losses, realized or unrealized, of such subaccounts shall be credited to or charged against the amounts allocated to such subaccount without regard to other income, gains, or losses of the Variable Annuity Account or the Company.

Each distribution of income, dividends, and capital gains from a subaccount will be reinvested in shares of the fund.

The values and benefits of this Contract depend on the investment performance of the subaccount(s) You select. You bear the investment risk for amounts allocated to the subaccount(s). We do not guarantee their investment performance.

CHANGE IN SUBACCOUNTS

We can add, remove, or combine subaccounts as permitted by law. When a subaccount is removed, We have the right to substitute a different subaccount.

We can also add, remove, or substitute subaccount investments as permitted by law.

We will notify You in advance of liquidation or removal of a subaccount in which any of your Contract values are invested. We will ask You to tell Us how these funds should be reallocated. In the absence of instructions, We will transfer the amount in the liquidated subaccount to the Money Market subaccount.

CHANGE OF INVESTMENT POLICY

The investment policy of the Variable Annuity Account will not be changed unless the change has been approved by the Superintendent of Insurance of the State of New York.



RIGHTS RESERVED BY THE COMPANY

We reserve the right to take certain actions in compliance with applicable laws, and, if required, with approval of the Owner. These actions are:

  a)  to create new separate investment accounts;

  b)  to combine or substitute separate investment accounts;

  c) to transfer all or part of the assets of the Variable Annuity Account to another separate investment account;

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                  THE VARIABLE ANNUITY ACCOUNT (Continued)

  d) to operate the Variable Annuity Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or in any other form permitted by law; and

  e) to deregister the Variable Annuity Account under the Investment Company Act of 1940 if registration is no longer required.


                            THE GENERAL ACCOUNT

INTEREST

Any funds allocated to the General Account will earn interest at the rate of at least .28709% per month, which equates to the guaranteed rate of 3.5% per year.

DECLARATION OF RATES AND PERIODS

We may declare interest rates greater than 3.5% at our sole discretion.
Any such declarations of interest will be for periods of from one to five years. We may maintain up to five Declaration Periods for new issues and transfers from the subaccounts. If You allocate Net Premium or make transfers to the General Account, You must specify a Declaration Period. The declared interest rate in effect on the day You allocate funds to the General Account will be guaranteed for the Declaration Period selected. This rate will apply to both the amount allocated and the interest credited on such amount. Each allocation to the General Account will have a special interest rate and Declaration Period associated with it.

Prior to the expiration of any Declaration Period to which You allocated funds, You must tell Us how the funds are to be reallocated. If We do not receive instructions from You by the end of the Declaration Period, We will transfer such funds to the Money Market subaccount.


                            ACCUMULATED VALUE

On any Valuation Date on or before the Maturity Date, the Accumulated Value is the total of the value of the amounts in the selected subaccount(s) and/or the General Account for this Contract. The amount of Accumulated Value depends on the total of premium(s) paid, the investment performance of the selected subaccount(s), interest earned on amounts allocated to the General Account, any charges, and any deductions for partial surrenders. Premium(s) allocated to the subaccounts will result in your Accumulated Value increasing or decreasing according to the investment performance of such subaccounts.

FULL SURRENDER

The Owner may, by Written Notice, surrender this Contract at any time prior to the Maturity Date and while the Annuitant is living. Upon surrender, We will pay the Accumulated Value of this Contract in a lump sum and this Contract will terminate.

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                      ACCUMULATED VALUE (Continued)

PARTIAL SURRENDER

At any time prior to the Maturity Date, you may request in writing a partial surrender of this Contract. We reserve the right to impose the following conditions:

  a)  The amount surrendered must be at least $500.

  b)  The remaining Accumulated Value must be at least $5,000.

  c) If You have funds invested in more than one subaccount, You must instruct Us as to what amount(s) should be withdrawn from which subaccount(s).

  d) Funds allocated to the General Account will be withdrawn proportionately from all Declaration Periods of the General Account.
Within each Declaration Period, surrenders will be on a first-in, first-out basis.

TRANSFERS

The Owner may transfer all or a portion of the Contract's value among the subaccounts and the General Account. Transfers may be made:

  a)  among subaccounts at any time.

  b) from one or more of the subaccounts to the General Account at any time, provided the value in the General Account after the transfer will not exceed $250,000.

  c) from the General Account to the subaccounts only at the end of the Declaration Period associated with the funds being transferred.

All transfers made at the same time will be treated as one request. We will deduct a $20 charge for the third and each subsequent transfer requests in any Contract Year.

Allocation of Net Premium(s) are not considered transfers, nor are reallocations of funds from or within the General Account at the end of a Declaration Period.

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                                ANNUITY BENEFIT

ANNUITANT

The Annuitant will be as named in the application and once the Contract is issued, cannot be changed. The Annuitant is the person whose life will be used to determine the duration and amount of any Annuity Benefit.

MATURITY DATE

The Maturity Date will generally be stated on the application. If it is not indicated on the application, We will use the later of the Contract Anniversary nearest the Annuitant's 80th birthday or ten years from the Contract Date.

ANNUITY CHANGE OPTION

The Owner may elect to change the Maturity Date and/or the Annuity Income Option. Any such request must be made in writing prior to the Maturity Date and sent to Us at our Home Office. The new Maturity Date may be any future Contract Anniversary not later than the later of:

  a)  the Contract Anniversary nearest the Annuitant's 80th birthday; or

  b)  ten years from the next Contract Anniversary.

ANNUITY PAYMENTS

On the Maturity Date, We will calculate the Accumulated Value of this Contract. The Annuity Benefit will then be determined based on the Annuity Income Option selected, the age and sex of the Annuitant (and the age and sex of the Joint Annuitant if Option 2 is selected), and the amount of Accumulated Value. If no Annuity Income Option has been selected, We will pay benefits under Option 1. The first annuity payment will be made to the Owner within seven days after the Maturity Date. All payments by Us are payable at our Home Office or by mail from our Home Office.

If payment of an Annuity Benefit is contingent upon the Annuitant's living, We may require proof that the Annuitant is alive prior to any scheduled payment date.

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                                CHARGES

CONTRACT ADMINISTRATION CHARGE

A Contract Administration Charge is deducted from the values in the subaccount(s) on a daily basis. The charge will be made in an amount up to
 .000008260 of the Contract's value in each such subaccount per day which corresponds to a maximum annual rate of .30%.

MORTALITY AND EXPENSE RISK CHARGE

A Mortality and Expense Risk Charge is deducted from the values in the subaccount(s) on a daily basis. The charge will be made in an amount up to
 .000019275 of the Contract's value in each such subaccount per day which corresponds to a maximum annual rate of .70%.

RECORDS MAINTENANCE CHARGE

On each Contract Anniversary, We may deduct a Records Maintenance Charge of up to $40.00. This charge will be deducted proportionately from the values in each subaccount and each Declaration Period in the General Account on such date.

PREMIUM TAX

Any premium tax or franchise tax payable by Us on this Contract will be deducted from each premium payment.

TAXES

If at any time We incur any tax liability resulting from the assets held by or premiums allocated to the Variable Annuity Account, We may charge the Variable Annuity Account for such tax.

                           GENERAL PROVISIONS

THE CONTRACT

We have issued this Contract in consideration of the application and payment of the initial premium. The Contract with the application attached, any endorsements and the financial questionnaire, if applicable, make the entire Contract. No statement made by You or on Your behalf shall be used in defense of a claim under the Contract unless it is contained in the written application. All statements made by You or contained in the application shall be deemed representations and not warranties.

CHANGES TO THE CONTRACT

This Contract may be changed in writing by mutual agreement between the Owner and the Company. Only the President, a Vice President, or the Secretary of the Company is authorized to change or waive the terms of the Contract.

EFFECTIVE DATE

The Effective Date will be within two business days after the full initial premium and completed application have been received at our Home Office. The Owner may request a premium receipt signed by an officer of the Company. No coverage will take effect until the check or draft for the premium is honored.

CONTRACT DATE

The Contract Date will be used to determine Contract Months, Contract Anniversaries, Contract Years, and age of the Annuitant. The Contract Date will be the same as the Effective Date unless the Effective Date is the 29th, 30th, or 31st of the month, in which case the Contract Date will be the 28th of the same month.

MISSTATEMENTS

If the Annuitant's age or sex has been misstated on the application, We will recalculate the Annuity Benefit to that which the Accumulated Value would have established had the Annuitant's age or sex been correctly stated. In the case of Option 2, if the Joint Annuitant's age or sex has been misstated, a similar adjustment will be made. If We underpay or overpay the Annuity Benefit because of a misstatement, the amount thereof with interest at 6% per year will be added to or subtracted from the current or next succeeding payment.

ASSIGNMENT

You may assign the right to receive annuity payments and also assign the Contract as collateral security. We are not responsible for the adequacy of any assignment. When an assignment is filed with and recorded by Us at our Home Office, your rights and those of the Beneficiary will be subject to it.

A Qualified Contract is not assignable.

RIGHT TO DEFER PAYMENT

We will ordinarily pay any amount payable as a result of surrender or death within seven days after We receive a written request in a form satisfactory to Us.

Payment of any Accumulated Value or Death Benefit from amounts allocated to the subaccounts may be deferred:

  a) for any period during which the New York Stock Exchange is closed for trading (except for normal weekend or holiday closings) or trading is restricted as determined by the Securities and Exchange Commission;

  b) when the Securities and Exchange Commission has determined that a state of emergency exists which may make such payment impractical; or

  c) when the Securities and Exchange Commission permits by an order the postponement for the protection of Contract Owners.

Transfers also may be deferred for the reasons given above.

Payment of any Accumulated Value from amounts allocated to the General Account may be deferred for a period of six months after a Written Notice is received.

If a check or draft has been submitted to Us on this Contract, We have a right to defer any payment of Accumulated Value or Death Benefit until such check or draft has been honored.

REPORTS TO OWNER

Annual Statement - We will send the Owner an Annual Statement each year. It will reflect the Accumulated Value, any additional premium payment(s), any partial surrender(s), and any charges made during the year.

Fund Annual Report - The Owner will also receive an annual report for each Portfolio of the registered investment company fund.

CONFORMITY WITH LAWS

To the extent this Contract conflicts with any applicable laws or the requirements of the Internal Revenue Service concerning distributions on death, this Contract shall be considered to be amended to conform with such requirements.


                                 OWNERSHIP

CHANGE OF OWNER

The Owner may choose a new Owner at any time while the Annuitant is living by filing a Written Notice with our Home Office. The change will take effect on the date the notice was signed. The naming of a new Owner will void any prior ownership designation. We will not be liable for any payment which may have been made or action taken before the notice is recorded at our Home Office.

JOINT OWNERSHIP

If a Joint Owner is named at any time, the Owners will be presumed to be as joint tenants with right of survivorship, unless otherwise stated.

NON-INDIVIDUAL OWNERSHIP

If an Owner of a Contract is not an individual, the Annuitant shall be treated as the beneficial Owner.


                            BENEFICIARY PROVISIONS

BENEFICIARY DESIGNATION

As long as the Annuitant is living, the Owner will receive any benefits of this Contract. If all Owners die before the Annuitant, the ownership rights belong to the Beneficiary.

CHANGE OF BENEFICIARY

While the Annuitant is living, the Owner may change the Beneficiary by filing a Written Notice with Us at our Home Office; however, a Beneficiary named irrevocably may not be changed without the written consent of that Beneficiary. The change will take effect on the date the Written Notice was signed. Any Death Benefit paid before We record a change of Beneficiary will not be subject to that change.

                               PAYMENTS ON DEATH

DEATH OF ANNUITANT

If the Annuitant dies prior to the Maturity Date and this Contract has not been surrendered, We will pay to the Owner the greater of the premium(s) paid less any partial surrenders, or the Accumulated Value calculated on the date We receive proof of death. This amount will be paid in a lump sum. On a Nonqualified Contract owned by a natural person, the Owner may elect to continue the Contract, and the Owner becomes the Annuitant.

DEATH OF OWNER

If any Owner dies prior to both the Maturity Date and the Annuitant's death, and that Owner is not the Annuitant, the Contract may be continued for a period no longer than five years following the date of the Owner's death. If a lump sum payment is elected, the Accumulated Value calculated on the date We receive proof of the Owner's death will be paid to the Joint Owner if applicable, otherwise to the Beneficiary. If no Beneficiary is named, We will make the payment to the estate of the Owner. If the Joint Owner or the Beneficiary is the surviving spouse, he or she may elect to continue the Contract as if he or she were the original Owner.

If the Beneficiary dies within thirty days after the Owner's death and We have not yet paid the Death Benefit, it will be paid as if the Beneficiary had died first unless the Owner requests otherwise.

SIMULTANEOUS DEATH OF OWNER AND ANNUITANT

If both the Owner and the Annuitant die at the same time while the Contract is in force, and there is no surviving Owner, We will pay to the Beneficiary the greater of the premium(s) paid less any partial surrenders or the Accumulated Value calculated on the date We receive proof of the Annuitant's death. This amount will be paid in a lump sum. If no Beneficiary is named, We will pay the amount to the estate of the Owner as of the date We receive proof of the Annuitant's death.

If the Annuitant dies within thirty days after the Owner's death and We have not yet paid the Death Benefit, it will be paid as if the Annuitant had died first unless the Owner requests otherwise.

PROOF OF DEATH

The amount payable on death will be paid when We receive due proof of such death at our Home Office. Claims forms will be made available upon request. All payments by Us are payable at our Home Office or by mail from our Home Office.

The amount of any assignment made on this Contract prior to the Maturity Date will be paid to the assignee first in a lump sum. Any balance payable by Us will then be paid as indicated.

PROTECTION OF DEATH BENEFIT

Except as permitted by law, no payment of the Death Benefit or interest thereon will be subject to the claim of creditors of the Beneficiary or to legal process against the Beneficiary.

                          ANNUITY INCOME OPTIONS

The Accumulated Value of this Contract may be applied under one of the following Options:

Option 1. LIFE ANNUITY WITH INSTALLMENT REFUND - The amount will be distributed in equal installments to the Owner for as long as the Annuitant is living. If the Annuitant dies before the sum of the installments paid equals or exceeds the Accumulated Value on the Maturity Date, We will continue to pay installments to the Owner (or to the Beneficiary if the Owner is not living) until the sum of such installments equals or exceeds the Accumulated Value on the Maturity Date.

Option 2. JOINT AND SURVIVOR LIFE WITH INSTALLMENT REFUND - The amount will be distributed in equal installments to the Owner for as long as either the Annuitant or the Joint Annuitant is living. If both of the Annuitants die before the sum of the installments paid equals or exceeds the Accumulated Value on the Maturity Date, We will continue to pay installments to the Owner (or the Beneficiary if the Owner is not living) until the sum of such installments equals or exceeds the Accumulated Value on the Maturity Date.

Option 3. INSTALLMENTS FOR LIFE - The amount will be distributed in equal installments to the Owner only as long as the Annuitant is living. When the Annuitant dies, payments cease.

Option 4. OTHER ANNUITY INCOME OPTIONS - The amount may be distributed under any other Annuity Income Option available at the time a method of payment is selected.

The Annuity Benefit provided under this Contract on the Maturity Date will not be less than that available using the Accumulated Value to purchase any single premium immediate annuity contract being offered by the Company to the same class of annuitants.

The guaranteed minimum annuity payment amounts (per $1,000 of Accumulated Value) are based on the 1983a Individual Annuity Mortality Table.

ANNUITY INCOME OPTION CONDITIONS:

Any amount payable under an Annuity Income Option will be subject to the following conditions:

  a)  The effective date of an Annuity Income Option will be the Maturity
Date.

  b) The amount will be paid in a lump sum if it is less than $2,000 or is insufficient to produce monthly payments of at least $20.

  c) The amount of installment payments will be determined by the age and sex of the Annuitant (and, if Option 2 is selected, by the age and sex of the Joint Annuitant) on the Maturity Date.

  d) Proof satisfactory to Us of the identity, birth date and sex of any person on whose life an Annuity Benefit depends must be provided to Us before any annuity payments will be made.

  e) If the Owner has assigned this Contract prior to the Maturity Date, We will first pay to the assignee in one sum the amount to which he or she is entitled. We will then apply any remaining balance to the chosen Annuity Income Option.

OPTION 1.  MONTHLY INSTALLMENTS FOR LIFE  -  INSTALLMENT REFUND ANNUITY
                      Per $1,000 of Accumulated Value


Age   Male Female      Age    Male Female      Age    Male Female

1    3.11   3.06        35   3.70   3.54        69   6.35   5.79
2    3.12   3.07        36   3.73   3.57        70   6.52   5.94
3    3.12   3.07        37   3.77   3.60        71   6.69   6.09
4    3.13   3.08        38   3.81   3.63        72   6.88   6.26

5    3.14   3.09        39   3.84   3.66        73   7.07   6.44
6    3.15   3.10        40   3.88   3.69        74   7.27   6.63
7    3.16   3.10        41   3.92   3.72        75   7.49   6.83
8    3.17   3.11        42   3.97   3.76        76   7.72   7.04
9    3.19   3.12        43   4.01   3.80        77   7.96   7.26
10   3.20   3.13        44   4.06   3.83        78   8.21   7.51
11   3.21   3.14        45   4.11   3.87        79   8.47   7.76
12   3.22   3.15        46   4.16   3.92        80   8.74   8.03
13   3.23   3.16        47   4.21   3.96        81   9.03   8.32
14   3.25   3.17        48   4.26   4.01        82   9.34   8.61

15   3.26   3.19        49   4.32   4.06        83   9.65   8.93
16   3.28   3.20        50   4.38   4.11        84   9.98   9.27
17   3.29   3.21        51   4.45   4.16        85  10.34   9.62
18   3.31   3.22        52   4.51   4.22        86  10.69   9.99
19   3.32   3.24        53   4.58   4.27        87  11.07  10.38

20   3.34   3.25        54   4.66   4.34        88  11.47  10.78
21   3.36   3.26        55   4.73   4.40        89  11.90  11.19
22   3.38   3.28        56   4.81   4.47        90  12.34  11.63
23   3.40   3.29        57   4.90   4.54        91  12.80  12.08
24   3.42   3.31        58   4.99   4.62        92  13.31  12.54

25   3.44   3.33        59   5.08   4.70        93  13.86  13.02
26   3.46   3.35        60   5.18   4.78        94  14.41  13.54
27   3.48   3.36        61   5.29   4.87        95  15.02  14.08
28   3.51   3.38        62   5.40   4.96        96  15.69  14.63
29   3.53   3.40        63   5.51   5.06        97  16.45  15.24

30   3.56   3.42        64   5.63   5.17        98  17.22  15.93
31   3.58   3.45        65   5.76   5.28        99  18.07  16.71
32   3.61   3.47        66   5.90   5.39        l00 19.04  17.51
33   3.64   3.49        67   6.04   5.52
34   3.67   3.52        68   6.19   5.65

      OPTION 2.  MONTHLY INSTALLMENTS FOR LIFE  -  JOINT & SURVIVOR 100%
                      Per $1,000 of Accumulated Value

Male                       Female Age
Age      45    46    47    48     49    50    51    52     53
 45     3.68  3.71  3.73  3.75   3.77  3.79  3.81  3.83   3.85
 46     3.70  3.72  3.74  3.76   3.79  3.81  3.83  3.85   3.87
 47     3.71  3.73  3.76  3.78   3.80  3.83  3.85  3.87   3.90
 48     3.72  3.75  3.77  3.80   3.82  3.85  3.87  3.89   3.92
 49     3.73  3.76  3.79  3.81   3.84  3.86  3.89  3.92   3.94
 50     3.75  3.77  3.80  3.83   3.85  3.88  3.91  3.94   3.96
 51     3.76  3.79  3.81  3.84   3.87  3.90  3.93  3.96   3.99
 52     3.77  3.80  3.83  3.86   3.89  3.92  3.95  3.98   4.01
 53     3.78  3.81  3.84  3.87   3.90  3.93  3.96  3.99   4.03

         54    55    56    57     58    59    60    61     62
 54     4.08  4.11  4.15  4.18   4.21  4.25  4.28  4.31   4.34
 55     4.10  4.14  4.17  4.21   4.24  4.28  4.31  4.34   4.38
 56     4.12  4.16  4.20  4.23   4.27  4.31  4.34  4.38   4.41
 57     4.14  4.18  4.22  4.26   4.30  4.34  4.38  4.41   4.45
 58     4.16  4.20  4.24  4.28   4.32  4.37  4.41  4.45   4.49
 59     4.18  4.22  4.26  4.31   4.35  4.39  4.44  4.48   4.53
 60     4.19  4.24  4.28  4.33   4.37  4.42  4.47  4.51   4.56
 61     4.21  4.25  4.30  4.35   4.40  4.45  4.50  4.55   4.60
 62     4.22  4.27  4.32  4.37   4.42  4.47  4.52  4.58   4.63

         63    64    65    66     67    68    69    70     71
63      4.72  4.77  4.83  4.88   4.93  4.98  5.03  5.08   5.13
64      4.75  4.81  4.87  4.92   4.98  5.04  5.09  5.15   5.20
65      4.78  4.84  4.91  4.97   5.03  5.09  5.15  5.21   5.26
66      4.81  4.88  4.94  5.01   5.07  5.14  5.20  5.27   5.33
67      4.84  4.91  4.98  5.05   5.12  5.19  5.26  5.32   5.39
68      4.87  4.94  5.01  5.09   5.16  5.23  5.31  5.38   5.45
69      4.89  4.97  5.04  5.12   5.20  5.28  5.36  5.43   5.51
70      4.91  4.99  5.07  5.15   5.24  5.32  5.40  5.49   5.57
71      4.93  5.02  5.10  5.18   5.27  5.36  5.45  5.54   5.62

         72    73    74    75     76    77    78    79     80
72      5.77  5.86  5.96  6.05   6.13  6.21  6.29  6.37   6.44
73      5.82  5.93  6.02  6.12   6.22  6.31  6.40  6.48   6.55
74      5.88  5.98  6.09  6.19   6.30  6.40  6.49  6.58   6.67
75      5.92  6.04  6.15  6.26   6.37  6.48  6.59  6.69   6.78
76      5.97  6.09  6.21  6.33   6.45  6.56  6.68  6.79   6.89
77      6.01  6.13  6.26  6.39   6.52  6.64  6.76  6.89   7.00
78      6.05  6.18  6.31  6.45   6.58  6.71  6.85  6.98   7.10
79      6.08  6.22  6.36  6.50   6.64  6.78  6.93  7.07   7.20
80      6.11  6.25  6.40  6.54   6.69  6.85  7.00  7.15   7.29

Factors for any other ages and combinations will be provided upon request.

               OPTION 3. MONTHLY INSTALLMENTS FOR LIFE
            Dollar Amount Per $1,000 of Accumulated Value

Age Male  Female      Age   Male  Female      Age   Male  Female

0    3.10   3.05       34    3.71  3.54        68   7.02   6.13
1    3.11   3.06       35    3.75  3.57        69   7.26   6.32
2    3.12   3.07       36    3.79  3.60        70   7.52   6.53
3    3.13   3.08       37    3.83  3.63        71   7.80   6.75
4    3.14   3.08       38    3.87  3.66        72   8.09   6.99
5    3.15   3.09       39    3.91  3.69        73   8.41   7.26
6    3.16   3.10       40    3.96  3.73        74   8.75   7.54
7    3.17   3.11       41    4.01  3.76        75   9.12   7.85
8    3.18   3.12       42    4.06  3.80        76   9.51   8.18


9    3.20   3.13       43    4.11  3.84        77   9.92   8.54
10   3.21   3.14       44    4.17  3.89        78  10.37   8.94
11   3.22   3.15       45    4.22  3.93        79  10.85   9.36
12   3.23   3.16       46    4.29  3.98        80  11.37   9.82
13   3.25   3.17       47    4.35  4.03        81  11.92  10.32
14   3.26   3.18       48    4.42  4.08        82  12.50  10.87
15   3.28   3.19       49    4.49  4.14        83  13.12  11.46
16   3.29   3.20       50    4.56  4.20        84  13.78  12.09

17   3.31   3.22       51    4.64  4.26        85  14.47  12.78
18   3.32   3.23       52    4.72  4.32        86  15.20  13.52
19   3.34   3.24       53    4.80  4.39        87  15.98  14.31
20   3.36   3.26       54    4.89  4.46        88  16.79  15.16
21   3.38   3.27       55    4.99  4.54        89  17.66  16.05
22   3.40   3.29       56    5.09  4.62        90  18.58  17.00
23   3.42   3.31       57    5.20  4.71        91  19.56  17.98
24   3.44   3.32       58    5.32  4.80        92  20.61  19.01

25   3.46   3.34       59    5.44  4.90        93  21.74  20.08
26   3.48   3.36       60    5.57  5.00        94  22.97  21.18
27   3.51   3.38       61    5.71  5.11        95  24.29  22.34
28   3.53   3.40       62    5.86  5.23        96  25.73  23.55
29   3.56   3.42       63    6.02  5.36        97  27.30  24.84
30   3.59   3.44       64    6.20  5.49        98  29.05  26.25
31   3.62   3.46       65    6.38  5.64        99  30.99  27.82
32   3.65   3.49       66    6.58  5.79        l00 33.16  29.59
33   3.68   3.51       67    6.79  5.95

                            BASIS OF CALCULATIONS

The reserves under this Contract are not less than the minimum required by the insurance laws of the State of New York. The method used in computing reserves and Accumulated Values in the Variable Annuity Account is in accordance with actuarial procedures that recognize the variable nature of such an Account.

Any Annuity Benefit, Accumulated Value, Cash Value or Death Benefit available under this Contract is not less than the minimum benefits required by any statute of the State of New York.

HOW ACCUMULATED VALUE IS CALCULATED

On the Effective Date, the Accumulated Value equals the Net Premium. Thereafter, Accumulated Value equals the Accumulated Value on the prior Valuation Date, increased by:

  a) Any increase in the Accumulated Value due to investment results of the selected subaccount(s);
  b)  Interest earned on the Contract's value allocated to the General
Account; and

  c)  Additional Net Premium(s) paid;

and reduced by:

  a) Any decrease in the Accumulated Value due to investment results of the selected subaccount(s);

  b)  Contract Administration Charges;

  c)  Mortality and Expense Risk Charges; and

  d) Any Records Maintenance Charges, transfer charges or any charge for tax liability resulting from assets held by the Variable Annuity Account.

ACCOUNTING PROCEDURES:

The Contract's value in each subaccount is maintained in units. A unit value is determined on each Valuation Date. The Contract's value in any subaccount is the number of units times the unit value.

Changes in the net asset value of the designated fund, distributions from the fund, and tax charges with respect to a fund for the Valuation Period are taken into account in computing the unit value for each subaccount.

Contract Administration Charges and Mortality and Expense Risk Charges are accounted for by a deduction from the unit values each Valuation Period.

All additions to or deductions from a subaccount are made on the basis of the unit value as of the end of the Valuation Period for which the transaction is to be effective.

                      INDIVIDUAL RETIREMENT PROVISION

If requested on the application, this Contract may be used as a means of establishing an Individual Retirement Annuity as defined in Section 408(b) of the Internal Revenue Code as amended (the "Code"). To ensure favorable tax treatment if such a selection is made, this Contract will be subject to the following restrictions:

  a)  The Owner must be the Annuitant.

  b)  The Owner may not name a new Owner or a Joint Owner to this Contract.

  c) Distributions must begin no later than April 1 following the calendar year in which the Annuitant attains age 70-1/2 (the "required beginning date"). Prior to the required beginning date, the Owner shall elect, in a manner acceptable to the Company, to have the balance in the Contract distributed in:

      (i)  A single lump sum payment;

      (ii) Equal or substantially equal monthly, quarterly, or annual payments over the life of the Owner or over the lives of the joint and last survivor of the Owner and his or her designated Beneficiary; or

      (iii) Equal or substantially equal annual payments over a specified period that may not be longer than the Owner's life expectancy or the joint and last survivor life expectancy of the Owner and his or her designated Beneficiary.

  d) An annuity payment schedule may not be elected with a Period Certain which will guarantee annuity payments beyond the life expectancies of the Annuitant and the Beneficiary. Payments must be at least annually and in equal amounts.

  e) The Contract may not be transferred, sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person other than as a surrender to the Company.

  f) Annual premiums, other than qualified rollover contributions, may not exceed $2,000. The Owner has the sole responsibility for determining whether the premium qualifies under applicable federal tax requirements.

  g) If the Owner dies before the entire interest is distributed to him or her, the remaining interest shall be distributed as follows:

      (i) If the Owner dies before the required beginning date, as soon as practicable but no later than five years following the date of the Owner's death, We shall pay in a lump sum to the named Beneficiary or Beneficiaries the greater of the Accumulated Value calculated on the date We receive proof of death or the total of the premium paid less any partial surrenders.

      (ii) If the Owner dies on or after the required beginning date, distribution must be made at least as rapidly as the method of distribution in effect at the time of the Owner's death.

  h) Distribution under this provision of the Contract must satisfy the minimum distribution rules of Section 408(b)(3) of the Code, including the minimum incidental death benefit requirement of Treasury Regulation 1.408-
8. The Owner or Beneficiary, as applicable, has the sole responsibility to elect a distribution that will satisfy these rules.

  i) We reserve the right to modify this Contract or Amendment to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes, subject to the approval of the New York Insurance Department.

Annuity payments may not begin before the Annuitant attains the age of 59-1/2 without incurring a penalty tax except in the situations described in
Section 72(t) of the Code.

Notwithstanding the provisions of this Contract, the above restrictions will apply if this provision is applicable.

                       QUALIFIED PLAN PROVISION

If requested on the application, this Contract may be issued to or purchased by the trustee of a pension or profit sharing plan intended to qualify under Section 401(a) of the Code. The following provisions apply and replace any contrary Contract provisions:

  a) Except as allowed by the qualified pension or profit-sharing plan of which this Contract is a part, the Contract may not be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

  b) This Contract shall be subject to the provisions, terms and conditions of the qualified pension or profit-sharing plan of which the Contract is a part. Any payment, distribution or transfer under this Contract shall comply with the provisions, terms and conditions of such plan as determined by the plan administrator, trustee or other designated plan fiduciary. The Company shall be under no obligation either (1) to determine whether any such payment, distribution or transfer complies with the applicable law, or (2) to administer such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

  c) Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing plan of which this Contract is a part, the Company reserves the right to amend or modify this Contract to the extent necessary to comply with any law, regulation, ruling or other requirement deemed by the Company to be necessary to establish or maintain the qualified status of such pension or profit-sharing plan.

                         FLEXIBLE PREMIUM VARIABLE
                             DEFERRED ANNUITY



               Right to Make Additional Premium Payments
                    Subject to Certain Conditions.
         We Will Pay an Annuity Subject to the Provisions of this
        Contract Beginning on the Maturity Date Specified on Page 2.
          The Accumulated Value May Increase or Decrease in Accordance With the Experience of the Selected Subaccounts.
Death Benefits Are Provided Under This Contract Prior to the Maturity Date.
             Annuity Benefits Are Not Guaranteed as to Dollar
                  Amount Prior to the Maturity Date.
                 Annuity Income Options Are Available.
                          Nonparticipating.



Thirty-Day Right to Examine Contract - You may return this Contract to Us for any reason within thirty days of the date You receive it. Upon receipt of the Contract, We will return to You the Premium paid, plus or minus any investment experience on amounts allocated to the subaccounts and interest earned on amounts allocated to the General Account, determined on the Valuation Date You return the Contract to Us. The Contract will be void as of the Contract Date.


If You have any questions concerning this Contract or if anyone suggests that You change or replace this Contract, please contact the Home Office of the Company.



                     INTRAMERICA LIFE INSURANCE COMPANY
                 9 Ramland Road, Orangeburg, New York 10962


S1802

                                                                    SCUDDER
                                                                    HORIZON
                                       A tax-advantaged asset-building plan

                                                                    Q0-1-96



                       Variable Annuity Application
                    Intramerica  Life Insurance Company
       9 Ramland Road - Orangeburg, New York 10962 - 1-800-833-0194


1. OWNER INFORMATION                    2. JOINT OWNER INFORMATION,
                                                            If Applicable

NAME_______________________________     NAME_______________________________
     Last     First        Middle            Last     First        Middle

ADDRESS____________________________     ADDRESS____________________________
          Street           Apt.#                  Street          Apt. #

___________________________________     ___________________________________
 City           State         Zip        City            State        Zip

Social Security/Tax ID#____________     Social Security/Tax ID#____________

Birth Date________________  Sex____     Birth Date________________  Sex____
           Month Day Year                          Month Day Year

Phone#s(  )__________ (  )_________     Phone#s(  )_________ (  )__________
              Day           Night                     Day           Night

Maturity Date: At Age ____ or ____ Years from the Contract Date

3. AMOUNT AND ALLOCATION OF PAYMENT

(  )  Check payable to "Scudder Horizon Plan" is enclosed in the amount of
      $____________ (minimum investment $2,500).
(  )  Payment by exchange of Scudder fund shares.  (Complete "Authorization for Exchange" section.)
(  )  Payment by 1035 Exchange from another policy.

Type of Annuity:
(  )Nonqualified     (  )IRA Rollover     (  )Pension/Profit Sharing Trust

Please indicate the allocation of payment using whole percentages that total 100%.

 Scudder Money Market      ____%  Scudder Capital Growth   ____%
 Scudder Bond              ____%  Scudder International    ____%
 Scudder Balanced          ____%  Scudder Global Discovery ____%
 Scudder Growth and Income ____%  General Account          ____% ____ years
                                  General Account          ____% ____ years

4.  ANNUITANT INFORMATION, If Other Than Owner

NAME ___________________________________________
          Last       First         Middle

ADDRESS ________________________________________
               Street        Apt.#

________________________________________________
City           State         Zip

Birth Date _____________________  Sex __________
              Month Day Year


5.  BENEFICIARY DESIGNATION

NAME ___________________________________________
          Last       First         Middle

ADDRESS ________________________________________
               Street              Apt. #

________________________________________________
City                   State           Zip

Birth Date ______________  _____________________
           Month Day Year  Relationship to Owner


A1802(97)

6. WILL THIS ANNUITY REPLACE ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY CONTRACT?

    (  )No___________ (  )Yes______________________________________________
                            Company, amount, and type of policy or contract

7.  OTHER INFORMATION

____________________________________   ___________________________________
        Your Employer's Name                     Your Occupation

____________________________________
       Your Employer's Address


    Home Office Endorsements Only: (Do not write in this space)



8.  SIGNATURES

To the best of my knowledge and belief, all statements made in this application are true and complete. I understand and agree that Intramerica may correct errors and omissions on the application, noting the changes under "Home Office Endorsements." I will review any such corrections or changes when the contract is issued. My acceptance of the contract shall constitute acceptance of the changes. I also understand that where state insurance regulations require, any amendment as to age at issue, payment amount, or benefits will be made only with my written consent.

I understand that proof of the annuitant's age must be furnished before annuity payments begin. Evidence satisfactory to Intramerica that the annuitant is living will be furnished when requested by Intramerica, but not more than once a year.

The contract will become effective on the contract date assigned by Intramerica. In the event that either the payment or this application is not acceptable to Intramerica, I understand Intramerica's liability will be limited to a return of any payment made.

I UNDERSTAND THAT THE ACCUMULATED VALUE AND DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT PERFORMANCE OF THE SUBACCOUNTS.

I have received a current prospectus for this contract and the subaccounts of the Variable Annuity Account.

I certify that: (a) I have shown my correct taxpayer identification number; and (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends.

I (  )do (  )do not want federal income tax withheld from any distribution.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Dated at_________________  this______  day of______, 19___.
        City        State

___________________________________     ___________________________________
         Owner's Signature                     Joint Owner's Signature
                                                   (if applicable)

For Company Use Only

To your knowledge and belief, will replacement of life insurance or
annuities be involved?          (  )Yes      (  )No

The above answer and statements are true and complete to the best of my knowledge and belief.

____________________________________   ____________________________________
    Agent's Name (please print)                Agent's Signature

                          FINANCIAL QUESTIONNAIRE

This questionnaire will provide Intramerica Life Insurance Company with the financial data needed to properly evaluate your application. It MUST be completed when a Payment exceeds $250,000 or upon request. The information provided here is confidential, and will be used only to assist in the evaluation of your application.

Owner's Name _____________________________________________________________
                               (Please Print)

                      ANNUAL INCOME

Salary                          $______________
Bonuses or Commission           $______________
Interest and Dividends          $______________
Other Income (incl. spouse)     $______________
                                        TOTAL INCOME      $________________

                      ASSETS

Cash, Bank Deposits             $______________
Securities (stock, bonds, etc.) $______________
Real Estate, Property           $______________
Other Assets                    $______________
                                        TOTAL ASSETS      $________________

                      LIABILITIES

Mortgages                       $______________
Loans or Notes Payable          $______________
Other Liabilities               $______________
                                        TOTAL LIABILITIES $________________

                                  CURRENT TOTAL NET WORTH $________________

The purpose of this contract is:

[   ]  accumulation         [   ]  income         [   ]  estate planning

[   ]  other (please explain)___________________________________________

The above information reflects my current financial condition.

SIGNED_______________________________________________  DATE_____________
                      (Owner)
B1802

                            MONEY MARKET YIELDS


7-DAY CURRENT YIELD

            Current Yield = ((NSC - ES) / UV) x (365 / 7)

Where:      NCS = The net change in the value of the Portfolio (exclusive of realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Subaccount unit.

            ES = ADMIN + M&E + RMC

Where:      ES = Per unit expenses of the Subaccount for the 7-day period.

            ADMIN = Per unit Administration Charges deducted for the 7-day period.

            M&E = Per unit Mortality & Expenses Risk Charges deducted for the 7-day period.

            RMC = Per unit Records Maintenance Charges for the 7-day period.

            RMC = (40 / AAV /365) x AUV x 7

Where:      AAV = Average Accumulated Value of Contracts on the last day of the 7-day period.

AUV = The sum of the unit values on the first and last day of the 7-day period divided by 2.

            UV = The unit value on the first day of the 7-day period.

For Example:

If:         NCS = .001342474

            AAV = 55,000

            AUV = 1.002678

            UV = 1.002345


            ADMIN = .000059325

            M&E = .000135126

Then:      RMC = (40 / 55,000 / 365) x 1.002678 x 7, or
           RMC = .000013985

           ES = .000059325 + .000135126 + .000013985

           ES = .000208436

Then:      Current Yield = ((.001342474 - .000208436) / 1.002345)
                            x (365 /7)

           Current Yield = .058993641

           Current Yield = 5.90%

7-DAY EFFECTIVE YIELD

           Effective Yield = (1 + (NCS - ES) / UV) to the power of 365/7 -
                              1

Where:     NCS = NCS as calculated for the Current Yield.

           ES = ES as calculated for the Current Yield.

           UV = UV as calculated for the Current Yield.

For Example:

If:        Effective Yield = (1 + (.001342474 - .000208436)
                              / 1.002345) to the power of 365/7 - 1

           Effective Yield = .06073313

           Effective Yield = 6.07%

                          OTHER SUBACCOUNT YIELDS

30-DAY YIELD

           Yield = 2 x ((((NI - ES) / (U x UV)) + 1) to the power of 6 - 1)

Where:     NI = Net income of the Portfolio for the 30-day period
attributable to the Subaccount's units.

           ES = ADMIN + M&E + RMC

Where:     ES = Expenses of the Subaccount for the 30-day period.

           ADMIN = Administration Charges deducted from the Subaccount for the 30-day period.

           M&E = Mortality & Expense Risk Charges deducted from the Subaccount for the 30-day period.

           RMC = (40 / AAV / 365) x (U x AUV) x 30

Where:     AAV = Average Accumulated Value of Contracts on the last day of the 30-day period.

           U = The average number of units outstanding, which equals the number of units on the first day of the 30-day period plus the number units on the last day of the 30-day period the sum of which is divided by 2.

           AUV = The sum of the unit values on the first and last day of the 30-day period divided by 2.

           UV = The unit value at the close (highest) of the last day in the 30-day period.

For Example:

If:        NI = 10,000.00

           ADMIN = 250.00

           M&E = 583.33

           AAV= 55,000

           U = 1,000,000

           AUV = 1.011234

           UV = 1.012345

Then:      RMC = (40 / 55,000 / 365) x (1,000,000 x 1.011234) x 30
           RMC = 60.447362

           ES = 250.00 + 583.33 + 60.447362
           ES = 893.777362

Then:      Yield = 2 x ((((10,000 - 893.777362) / (1,000,000 x
                   1.012345)) + 1) to the power of 6 -1)

           Yield = .110399

           Yield = 11.04%

                               TOTAL RETURN

AVERAGE ANNUAL STANDARD TOTAL RETURNS

           TR = ((ERV / P) to the power of 1/N) -1

Where:     TR = Average annual total return.

           ERV = The ending redeemable value of the hypothetical account at the end of the period.

           P = A hypothetical initial payment of $1,000.

           N = Number of years and/or fractions of years in the period.

           ERV = (1,000 x ((EUV - BUV) / BUV)) +1,000 - RMC

Where:     EUV = Unit value at the end of the period.

           BUV = Unit value at the beginning of the period.

           RMC = The Records Maintenance Charge attributable to the hypothetical account for the period.

           RMC = (40 / AAV / 365) x (N x 365)
    x (1,000 + (1,000 x ((EUV - BUV) / BUV) / 2))

Where:     AAV = Average Accumulated Value of Contracts on the last day of the period.

For Example:

If:        P = 1,000

           N = 1.25

           AAV = 55,000

           EUV = 1.123456

           BUV = 1.000000

Then:      RMC = (40 / 55,000 / 365) x  (1.25 x 365)
           x (1,000 + (1,000 x ((1.123456 - 1.000000) / 1.000000)
           / 2 ))
           RMC = .965207

Then:      ERV = (1,000 x ((1.123456 - 1.000000) / 1.000000))
                  + 1,000 - .965207

           ERV = 1,122.484793
                                     5

Then:      TR = ((1,122.484793 / 1,000) to the power of 1/1.25) -1

           TR = .096843

           TR = 9.68%

CUMULATIVE TOTAL RETURNS

           CTR = (ERV / P) - 1

Where:     CTR = Cumulative total return.

           ERV = The ending redeemable value of a 1,000 hypothetical account at the end of the period.

           P = A hypothetical intial payment of 1,000.

           ERV = (1,000 X ((EUV - BUV) / BUV)) + 1,000 - RMC

Where:     EUV = Unit value at the end of the period.

           BUV = Unit value at the beginning of the period.

           RMC = The Records Maintenance Charge attributable to the hypothetical account for the period.

           RMC = (40 / AAV / 365) x (N x 365)
               x (1,000 + (1,000 x ((EUV - BUV) / BUV) / 2))

Where:     AAV = Average Accumulated Value of Contracts on the last day of the period.

EXHIBIT LIST

(1) (a) Resolutions of the Board of Directors of First Charter Life Insurance Company authorizing establishment of the Variable Annuity Account
(1) (b) Resolutions of the Board of Directors of Intramerica regarding the acquisition of the Variable Annuity Account
(3) (a) Principal Underwriting Agreement, dated September 1,1989, amended January 25, 1991
(3) (b) Amendment, dated October 26, 1992, to the Principal Underwriting
Agreement
(3) (c) Form of Marketing and Solicitation Agreement
(3) (d) Amendment, dated October 26, 1992, to the Marketing and Solicitation Agreement
(4) (a) Contract for the Flexible Premium Variable Deferred Annuity (S
1802)
(5) (a) Application for the Flexible Premium Variable Deferred Annuity (A
1802)
(5) (b) Financial Questionnaire (B 1802)
(6) (a) Charter of Intramerica Life Insurance Company
(6) (b) By-Laws of Intramerica Life Insurance Company
(8) (a) Participation Agreement dated May 11, 1994
(8) (b) Reimbursement Agreement dated May 11, 1994
(8) (c) General Services and Expense Reimbursement Agreement dated September 1, 1989
(13)    Schedule for Computation of Performance Data
(14)    Power of Attorney